FOR IMMEDIATE RELEASE
Contact: Kathleen M. Campbell, CFMP
Senior Vice President
15 S. Main Street
Mansfield, PA 16933
570-662-0422
570-662-8512 (fax)

September 8, 2003

Citizens Financial Services, Inc. Reinstates Share Repurchase Program

The Board of Directors of Citizens Financial Services, Inc. reinstated its previously approved share repurchase program as of September 2, 2003.  One hundred thirty thousand shares have been authorized for repurchase by the Board of Directors in open market or privately negotiated transactions.  As of September 2nd 55,162 shares had been repurchased and the Board of Directors continues to have authority to repurchase an additional 74,838 shares.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding revenues, margins, operating expenses, earnings, growth rates, and certain business trends that are subject to risks and uncertainties that could cause actual results to differ materially from the results described herein. Specifically, the ability to grow product and service revenues may not continue and the company may not be successful in developing new products, product enhancements, or services on a timely basis or in a manner that satisfies customers needs or achieves market acceptance. Other factors that could cause actual results to differ materially are: competitive pricing and supply, market acceptance and success for service offerings, short-term interest rate fluctuations, general economic conditions, employee turnover, possible future litigation, and related uncertainties on future revenue and earnings as well as the risks and uncertainties set forth from time to time in the company's other public reports and filings and public statements. Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.